Exhibit 99.1

NOT FOR DISTRIBUTION TO ANY ITALIAN PERSON OR TO ANY PERSON OR ADDRESS IN ITALY.

Samsonite Announces Expiration of Consent Date and Execution of Supplemental Indentures

DENVER, December 6, 2006   —   SAMSONITE CORPORATION (OTC Bulletin Board:  SAMC) announced today that pursuant to the terms of its previously announced offers to purchase and consent solicitations for any and all the $164,970,000 outstanding principal amount of its 8-7/8% Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes”) and Euro 100,000,000 outstanding principal amount of its Floating Rate Senior Notes due 2010 (the “Floating Rate Notes” and, together with the Senior Subordinated Notes, the “Notes”), it has received valid tenders and consents representing a majority in principal amount of each series of Notes outstanding as of the expiration of the consent deadline at 9:00 a.m., New York City time, on December 6, 2006 (the “Consent Date”).  The Company also announced today that the applicable Supplemental Indenture relating to each series of Notes has been executed by the Company and the trustee under the applicable indenture.

As of the Consent Date, $164,410,000 in aggregate principal amount, or approximately 99.66% of the outstanding Senior Subordinated Notes, and Euro 84,629,000 in aggregate principal amount, or approximately 84.62% of the outstanding Floating Rate Notes have been validly tendered.  A combination of cash on hand and borrowings under the Company’s new credit facility (described below) are expected to be used to fund the consideration in respect of the tendered Notes and to pay related fees and expenses.

Each offer to purchase is currently scheduled to expire at 9:00 a.m., New York City time, on December 20, 2006, although the related consent solicitations expired on the Consent Date.  The terms of the offers to purchase, including the conditions to the Company’s obligations to accept the Notes tendered and pay the total consideration, are set forth in the Company’s offers to purchase and consent solicitations statement, dated November 21, 2006. Among other things, it is a condition to completing such offers that the Company has available funds sufficient to pay the total consideration with respect to all Notes (regardless of the amount of Notes tendered) from (i) borrowings under a new credit facility on terms and conditions acceptable to Samsonite, in its sole discretion, and (ii) cash on hand.  There can be no assurance that the Company will be able to enter into the new credit facility.  The Company may amend, extend or terminate the offers to purchase and consent solicitations at any time in its sole discretion without making any payments with respect thereto.

Deutsche Bank AG, London Branch and Merrill Lynch & Co. are the dealer managers for the offers to purchase and the solicitation agents for the consent solicitations.  Questions or requests for assistance may be directed (i) in the case of the Floating Rate Notes, to Deutsche Bank AG, London Branch (telephone: +44 (20) 7545 8011 (collect)) or (ii) in the case of the Senior Subordinated Notes, to Merrill Lynch & Co. (telephone: (212) 449-4914 (collect) or toll-free at (888) ML4-TNDR).  Requests for documentation may be directed to Global Bondholder Services Corp., the information agent (telephone:  (212) 430-3774 or toll-free at (866) 807-2200).

This press release does not constitute an offer or solicitation to purchase or a solicitation of consents with respect to the Notes. That offer or solicitation is being made only by means of the offers to purchase and consent solicitations statement.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

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The Company is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as

SAMSONITE(R) Black Label, SAMSONITE(R), AMERICAN TOURISTER(R), LACOSTE(R) and TIMBERLAND(R).

This press release contains forward-looking statements within the meaning of the federal securities laws relating to the Company’s plans to consummate an offer to purchase and consent solicitation with respect to the Notes.  These statements are based upon the current expectations and beliefs of the Company’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-look statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements discussed in the Company’s filings with the Securities and Exchange Commission.

Offer Restrictions

United Kingdom.  Each offer has been issued by and is the sole responsibility of Samsonite and is only for circulation to Holders and other persons in the United Kingdom to whom it may lawfully be communicated in accordance with the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, any person satisfying this criteria being referred to as a “relevant person”.  This communication may not be acted upon in the United Kingdom by anyone who is not a relevant person.

Republic of Italy.  Neither the offer nor any of the information contained herein constitutes an offer or an invitation to offer to sell or a promotional message of any form to any person (natural or legal) resident in the Republic of Italy to purchase, exchange or acquire the Notes, within the meaning of articles 1, lett. (v), and 102. ff, of Legislative Decree February 24, 1998, n. 58.  Neither offer is being made and will be made, directly or indirectly, in or into, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange publicly or privately available in the Republic of Italy.  An offer to sell should not be made pursuant to the offers by any such use, means, instrument or facility or from within the Republic of Italy.  Doing so may render invalid any purported offer to sell.  Accordingly, copies of this Statement and any related documents should not be mailed or otherwise forwarded, distributed or sent in, into or from the Republic of Italy and persons receiving such documents must not forward, distribute or send them in, into or from the Republic of Italy.  Therefore, Holders are hereby notified that, to the extent such Holders are Italian residents or are located in the Republic of Italy, the offers are not available to them and, as such, any acceptance instruction on whatever form received from such person shall be void.  Any person who may have a legal or contractual obligation to forward this Statement and any related offer documents in the Republic of Italy should read this Statement before doing so.  No prospectus will be lodged with, or registered by, the Commissione Nazionale per le Societa e la Borsa (CONSOB) in respect of the offer.  Accordingly, neither this Statement nor any other material relating to the offer may be distributed or made available in the Republic of Italy.

Belgium.  In Belgium, the offers are not, directly or indirectly, being made to, or for the account of, any person other than to professional or institutional investors referred in article 3, 2 of the Belgian royal decree of July 7, 1999 on the public character of financial operations, each acting on its own account.  This Statement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financiere et des Assurances/Commissie voor het bank, Financie en Assurantiewezen) and, accordingly, may not be used in connection with any offer in Belgium except as may otherwise be permitted by law.

France.  The offers are not being made and will not be made, directly or indirectly, to the public in the Republic of France.  Only (i) qualified investors (investisseurs qualifies) and/or (ii) a restricted group of investors on the condition that they will invest for their own account (cercle restraint

d’investisseurs) all as defined and in accordance with Article L. 4111-2 of the French Code Monetaire et Financier and decree no. 98-880 dated 1 October 1998 are eligible to accept the offers in France.

SOURCE  Samsonite Corporation

CONTACT:

Floating Rate Notes, Deutsche Bank AG, London Branch, +44 (20) 7545 8011 (collect); or Senior Subordinated Notes, Merrill Lynch & Co., +1-212-449-4914 (collect), or toll-free, +1-888-ML4-TNDR; or requests for documentation, Global Bondholder Services Corp., +1-212-430-3774, or toll-free, +1-866-807-2200, all for Samsonite Corporation.